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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

September 17, 1998

Commissioners:

We have read the statements made by Aetna Industries, Inc. (Commission File No. 333-11801) and MS Acquisition Corp. (Commission File No. 333-11801-01) (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of Aetna's and MS's Form 8-K Current Report dated September 15, 1998. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP


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